To the Board of Directors
BIFS Technologies Corporation
Sarasota, Florida

                          Independent Auditors' Report
                          ----------------------------

We have audited the accompanying consolidated balance sheet of BIFS Technologies
Corporation as of December 31, 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended
December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BIFS Technologies
Corporation as of December 31, 2001, and the results of its operations, changes in stockholders' equity (deficit) and cash flows for the years ended December
31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company incurred net losses of $4,625,351 and $3,025,145 for
2001 and 2000. At December 31, 2001, current liabilities exceed current assets by $656,951 and total liabilities exceed total assets by $1,248,940. These factors and others discussed in Note I raise substantial doubt about the
Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

/s/ B2d semago

CERTIFIED PUBLIC ACCOUNTANTS
Tampa, Florida
April 11, 2002